Exhibit 99.1

News Release

Impinj Announces Preliminary Fourth Quarter 2017 Revenue, Reduced Outlook for First Quarter 2018

—CFO to Depart March 30—

SEATTLE, Feb 1, 2018 (GLOBE NEWSWIRE) — Impinj, Inc. (NASDAQ:PI), a leading provider and pioneer of RAIN RFID solutions for identifying, locating and authenticating everyday items, today announced its preliminary estimate for fourth quarter 2017 revenue as well as an anticipated decline in revenue for first quarter 2018.

The company expects its fourth quarter 2017 revenue to be between $29.0 and $30.0 million, above its prior guidance of $28.25 to $29.75 million. The company will report detailed financial results on its February 15, 2018 conference call.

“We delivered fourth quarter revenue consistent with our prior guidance, including strong unit-volume growth in our fixed-reader business. Our prospects for continued growth in fixed-reader deployments remain strong,” said Chris Diorio, Impinj co-founder and CEO.

“Turning to first quarter 2018, our shortened endpoint IC lead times have contributed to a reduction in our endpoint IC order backlog as well as ongoing reductions in inlay-partner inventory. Consequently, despite continued growth in endpoint IC consumption and in the number of deployments by end users, we currently anticipate softness in our endpoint IC volumes and first quarter revenue of $20 to $22 million,” continued Diorio.

“We anticipate additional growth in our own inventory in first quarter 2018 to coincide with our endpoint IC volume softness. We remain confident that our inventory does not have material obsolescence risk. We also have adequate endpoint IC supply in a year of global semiconductor wafer tightness. Our cash position remains strong even as we balance short-term expenses with a reduced short-term revenue outlook,” continued Diorio.

“Identifying, locating and authenticating every item in our everyday world, and connecting every one of those items to the cloud, is the vision our ever-growing base of dedicated partners and end customers look to us to deliver. My conviction in our long-term opportunity, even in this time of volatility, continues to strengthen” said Diorio.

Separately, the company reported that long-time Chief Financial Officer Evan Fein has decided to step down effective March 30. “I have decided to spend more time with family and to pursue other opportunities,” said Fein. “I am committed to supporting a smooth transition.”

Mr. Fein will assist in the transition of responsibilities until his departure date while the company conducts a formal search for a new CFO. “The company is very grateful to Evan for his 17 years of service and inestimable contributions to our success,” said Diorio. “We have begun a search for a seasoned CFO to help lead the company through its next phase of growth.”

Conference Call Information

Impinj will host a conference call and webcast, February 15, 2018 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to discuss the company’s fourth quarter and full-year 2017 results as well as its outlook for its first quarter 2018. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on the company’s website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10115853.

Management’s prepared written remarks, along with quarterly financial data for the last eight quarters, will be available on the company’s website at investor.impinj.com at least 30 minutes before the conference call, and commensurate with the release of Impinj’s fourth quarter and full-year 2017 financial results.

Forward-Looking Statements; Operating Results

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, financial results for the fourth quarter and full year of 2017, our revenue outlook for the first quarter of 2018, our expectations regarding future operating results and expenses, financial condition and investments. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K and quarterly reports on

Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Impinj is in the process of preparing its financial statements for the quarter and year ended December 31, 2017 and therefore such results are not yet available as of the date of this release. Other than 2017 endpoint IC shipments and fourth quarter and full-year 2017 revenue totals, Impinj is not updating or affirming its guidance and, other than 2017 endpoint IC shipments and fourth quarter and full-year 2017 revenue totals, nothing in this release should be construed as such.

About Impinj

Impinj, Inc. (NASDAQ:PI) wirelessly connects billions of everyday items such as apparel, medical supplies, automobile parts, luggage and food to consumer and business applications such as inventory management, patient safety, asset tracking and item authentication. The Impinj platform uses RAIN RFID to deliver timely information about these items to the digital world, thereby enabling the Internet of Things.

Contacts:

Investor Relations

Maria Riley & Chelsea Lish

The Blueshirt Group

ir@impinj.com

+1-206-315-4470

Media Relations

Gaylene Meyer

Sr. Director Communications

gmeyer@impinj.com

+1-206-812-9816